UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BOOZ ALLEN HAMILTON HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Commencing on July 21, 2011, the Company sent the following to the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.
Dear Partners and Vice Presidents,
Booz Allen Hamilton Holding Corporation will have its first Annual Meeting of Stockholders on August 10, 2011 at 8am in the Newman Auditorium in McLean. You should have received the formal notice and access card in the mail from your broker (MorganStanley SmithBarney, unless you bought shares on the open market from another broker).
Please follow the instructions on the notice and access card you received to vote on the four items noted in our proxy this year. These items will be formally addressed at the annual meeting, which we expect to be relatively brief. You can vote at any time between now and the meeting. Only shares of Class A, C and E common stock owned as of the record date of June 21, 2011 have the right to vote. Unexercised options do not carry any voting rights.
If you did not receive the notice and access card in the mail, contact Lucretia Denson in the Law Department. For our space-planning purposes, please let Lucretia know if you plan to attend the meeting in person: denson_lucretia@bah.com.
Thank you for your leadership and ownership of this great institution.
     -      Ralph